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                                                   EXHIBIT 23


                    Registration No. 33-49421
              South Carolina Electric & Gas Company
                $700,000,000 First Mortgage Bonds


                       Consent of Counsel


    I hereby consent to reference being made to me as an expert under the caption, "Legal Matters", in the Prospectus Supplement, dated July 14, 1994, to the Prospectus, dated April 29, 1993, of South Carolina Electric & Gas Company and to like reference being made to me in any subsequent Prospectus Supplement to such Prospectus.




s/Asbury H. Gibbes
Asbury H. Gibbes
General Counsel
SCANA Corporation
July 15, 1994




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